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       COOPERATIVE BANKSHARES REPORTS 25% FIRST QUARTER EARNINGS INCREASE

For Immediate Release:

         WILMINGTON, NC--April 20, 2005. Cooperative Bankshares, Inc. (NASDAQ:
"COOP") reported net income for the quarter ended March 31, 2005, of $1,147,636 or $0.26 per diluted share, an increase of 25.0% over the same quarter last year. Net income for the quarter ended March 31, 2004, was $918,470 or $0.21 per diluted share. The increase in net income was mainly due to a rise in net interest income caused primarily by an increase in loans. Loans increased 20% during the twelve months ended March 31, 2005. Per share data for 2004 has been adjusted to reflect a 3-for-2 stock split in the form of a 50% stock dividend. The dividend was paid February 24, 2005 to stockholders of record as of February 8, 2005.

         Total assets at March 31, 2005, were $596.3 million; stockholders' equity was $47.5 million or $11.06 per share and represented 7.96% of assets.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative offers services through 21 offices in Eastern North Carolina. The Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through offices in Wilmington, North Carolina, Surf City, North Carolina, North Myrtle Beach, South Carolina, and Virginia Beach, Virginia.

This report contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Corporation's market area, changes in policies by regulatory agencies, fluctuations in interest rates, loan demand in the Corporation's market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Corporation wishes to caution readers not to place undue reliance on any such forward-looking statements, which reflect management's analysis only as the date made. The Corporation does not undertake any obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of such statements.

For Additional Information:
A Form 8-K has been filed with the SEC which contains additional information.
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Contacts:
Frederick Willetts, III, President
Todd L. Sammons, CPA, Senior Vice President/ CFO
Linda B. Garland, Vice President/ Secretary
         910-343-0181


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



                COOPERATIVE BANKSHARES, INC.
                      201 MARKET ST.                                   UNAUDITED SELECTED FINANCIAL DATA
                   WILMINGTON, NC 28401                                        NASDAQ SYMBOL: COOP

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BALANCES AS OF:                                            03/31/05        12/31/04        09/30/04        06/30/04       03/31/04
------------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                 $596,336,244    $550,107,444    $544,695,572    $527,876,163    $518,881,798
STOCKHOLDERS'  EQUITY                                    47,479,803      46,909,701      45,802,131      44,391,367      44,226,942
DEPOSITS                                                441,985,339     414,757,904     399,462,616     380,595,343     376,450,494
BOOK VALUE (4,291,115 SHARES AS OF 3/31/05)                   11.06           10.93           10.67           10.34           10.31

NON-PERFORMING ASSETS:
  ACCRUING LOANS 90 DAYS PAST DUE                           321,203         111,792         490,364         512,123         215,066
  NON-ACCRUAL LOANS                                           2,581          95,209              --              --           4,947
  FORECLOSED REO                                             16,003              --              --         172,070              --
                                                       -----------------------------------------------------------------------------
    TOTAL NON-PERFORMING ASSETS                        $    339,787    $    207,001    $    490,364    $    684,193    $    220,013
                                                       =============================================================================

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FOR THE QUARTER ENDED:                                     03/31/05        12/31/04        09/30/04        06/30/04        03/31/04
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NET INTEREST MARGIN                                            3.76%           3.76%           3.70%           3.69%           3.68%
  (NET INTEREST INCOME/
  AVERAGE INTEREST-EARNING ASSETS)

EARNING ASSETS/LIABILITIES                                    112.2%          112.0%          111.7%          111.3%          110.5%

STOCKHOLDERS' EQUITY/ASSETS                                    7.96%           8.53%           8.41%           8.41%           8.52%

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NET INCOME                                             $  1,147,636    $  1,352,693    $  1,286,429    $  1,123,583    $    918,470
                                                       =============================================================================
NET INCOME  PER DILUTED SHARE                          $       0.26    $       0.31    $       0.30    $       0.26    $       0.21
                                                       =============================================================================
DILUTED WEIGHTED AVERAGE
  NUMBER OF SHARES                                        4,372,202       4,369,425       4,360,517       4,363,722       4,369,776
                                                       =============================================================================
ALLOWANCE FOR LOAN LOSSES
    PROVISION                                          $    325,000    $    225,000    $    225,000    $    300,000    $    220,000
    CHARGE OFFS                                              25,032          27,843          12,388          39,877          28,396
    RECOVERIES                                                4,627             103          24,720          19,551             355
                                                       -----------------------------------------------------------------------------
    BALANCE                                            $  4,657,822    $  4,353,227    $  4,155,967    $  3,918,635    $  3,638,961
                                                       =============================================================================

Note: 2004 per share information is computed based on the weighted average number of dilutive shares outstanding, after giving the retroactive effect for the 3-for-2 stock split in the form of a 50% stock dividend declared on January 19, 2005 and paid on February 24, 2005.